Exhibit 23.1

George Brenner, CPA

A Professional Corporation

10680 W. PICO BOULEVARD, SUITE 260

LOS ANGELES, CALIFORNIA 90064

310/202-6445 - Fax 310/202-6494

CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation by reference in this Form S-8 registration statement of the consolidated audited financial statements of Aquentium, Inc. for the year ended September 30, 2006, and my report dated December 29,
2006, included in the company’s Form 10-KSB.  I consent to all references to my firm included in or made a part of this registration statement.

/s/ George Brenner

George Brenner, Certified Public Accountant

November 1, 2007